  Exhibit 99.1

Company Contact:
RELM Wireless Corporation
William Kelly, EVP & CFO
(321) 984-1414

RELM Wireless Reports 2017 Full Year and Fourth Quarter Results

WEST MELBOURNE, Florida -- March 6, 2018 -- RELM Wireless Corporation (NYSE American: RWC) today announced financial and operating results for the quarter and year ended December 31, 2017.

For the year ended December 31, 2017, revenues totaled approximately $39.4 million, compared with approximately $50.7 million for 2016. Net loss for the year was approximately $3.6 million, or $0.27 per diluted share, compared with net income of approximately $2.7 million, or $0.19 per diluted share, for the prior year.

For the fourth quarter ended December 31, 2017, revenues totaled approximately $9.4 million, compared with approximately $7.2 million for the fourth quarter of 2016. Net loss for the quarter ended December 31, 2017 was approximately $4.3 million, or $0.31 per diluted share, compared with net income of approximately $92,000, or $0.01 per diluted share, for the same quarter in 2016.

The financial results for the three and twelve month periods of 2017 were unfavorably impacted by certain non-recurring items, including a $3.2 million charge for the write-off of inventory, $1.8 million of incremental costs related to product modifications and upgrades, and $1.4 million for a legal settlement. Also, during the first quarter, we incurred one-time expenses of approximately $0.9 associated with product enhancements, severance arrangements, and the discontinuation of a development project.

The Company had approximately $26.7 million in working capital as of December 31, 2017, of which $12.7 million was comprised of cash and trade receivables. This compares with working capital of approximately $23.4 million as of December 31, 2016, of which $14.4 million was comprised of cash and trade receivables. As of December 31, 2017 the Company had no borrowings outstanding under its revolving credit facility.

Tim Vitou, RELM’s President, commented, “We are encouraged by the sales momentum created during 2017. Totaling near $40 million, this was our second-highest annual sales in over 20 years; exceeded only by 2016, which benefitted from $18 million in sales associated with a single large contract. This performance was the product of broad-based success across different markets and customers. During 2017 we were awarded several multi-year federal contracts and were successful in securing new business with state and local public safety agencies. Supplementing sales, we realized close to $2 million in gains and cash from strategic investments.

Mr. Vitou continued, “Otherwise, 2017 was a year of transformation filled with significant and positive changes. Although some of these changes unfavorably impacted our financial and operating results, we believe they were necessary in order to establish a solid strategic foundation for the company’s future. Early in the year the company’s board and management leadership was changed, and new product development efforts were redirected, launching new initiatives that are crucial to future success while discontinuing others. Thereafter, we took a comprehensive look at our markets, products, technologies and strategic direction, which resulted in some non-recurring expenses and charges, including inventory write-offs, product modification and enhancement costs, legal dispute resolution expenses, and severance. We also invested in programs to improve manufacturing operations and product quality. Ultimately, we believe these actions will prove to be critical, yielding future benefits in the form of product cost savings, while positioning the company for growth and enhanced shareholder value.”

Conference Call and Webcast
The Company will host a conference call and webcast for investors at 9:00 a.m. Eastern Time, on Wednesday, March 7, 2018. Shareholders and other interested parties may participate in the conference call by dialing 877-407-8031 (international/local participants dial 201-689-8031) and asking to be connected to the “RELM Wireless Corporation Conference Call” a few minutes before 9:00 a.m. Eastern Time on March 7, 2018. The call will also be webcast at http://www.bktechnologies.com. Please allow extra time prior to the call to visit the site and download any necessary software to listen to the Internet webcast. An online archive of the webcast will be available on the Company’s website for 30 days following the call at http://www.bktechnologies.com.

A replay of the conference call will be available one hour after the completion of the call until March 18, 2018 by dialing 877-481-4010 PIN#25018 (international/local participants dial 919-882-2331 PIN#25018).

About RELM Wireless

As an American manufacturer for over 70 years, RELM Wireless is deeply rooted in the public safety communications industry, manufacturing high-specification communications equipment of unsurpassed reliability and value for use by public safety professionals and government agencies. Advances include a broad new line of leading digital two-way radios compliant with APCO Project 25 specifications. RELM Wireless’ products are manufactured and distributed worldwide under BK Radio and RELM brand names. The Company maintains its headquarters in West Melbourne, Florida and can be contacted through its web site at www.bktechnologies.com or directly at 1-800-821-2900. The Company’s common stock trades on the NYSE American market under the symbol “RWC”.

About APCO Project 25 (P25)

APCO Project 25 (P25), which requires interoperability among compliant equipment regardless of the manufacturer, was established by the Association of Public-Safety Communications Officials and is approved by the U.S. Department of Homeland Security. The shift toward interoperability gained momentum as a result of significant communications failures in critical emergency situations. RELM was one of the first manufacturers to develop P25-compliant technology.

Forward-Looking Statements

This press release contains certain forward-looking statements that are made pursuant to the “Safe Harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements concern the Company’s operations, economic performance and financial condition and are based largely on the Company’s beliefs and expectations. These statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors and risks include, among others, the following: changes or advances in technology; the success of our LMR product line; competition in the land mobile radio industry; general economic and business conditions, including federal, state and local government budget deficits and spending limitations; the availability, terms and deployment of capital; reliance on contract manufacturers and suppliers; heavy reliance on sales to agencies of the U.S. government; our ability to utilize deferred tax assets; retention of executive officers and key personnel; our ability to manage our growth; our ability to identify potential candidates for, and consummate, acquisition or investment transactions, and risks incumbent to being a minority stockholder in a corporation; impact of our investment strategy; government regulation; our business with manufacturers located in other countries; our inventory and debt levels; protection of our intellectual property rights; fluctuation in our operating results; acts of war or terrorism, natural disasters and other catastrophic events; any infringement claims; data security breaches and other factors impacting our technology systems; availability of adequate insurance coverage; maintenance of our NYSE American listing; and the effect on our stock price and ability to raise equity capital of future sales of shares of our common stock. Certain of these factors and risks, as well as other risks and uncertainties, are stated in more detail in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017 and in the Company’s subsequent filings with the SEC. These forward-looking statements are made as of the date of this press release, and the Company assumes no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements.

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(Financial Tables To Follow)

RELM WIRELESS CORPORATION
Condensed Consolidated Statements of Operations
(In Thousands, Except Per Share Amounts)

	Three Months Ended		Twelve Months Ended
	(Unaudited)
	12/31/2017	12/31/2016	12/31/2017	12/31/2016
Sales, net	$9,422	$7,226	$39,395	$50,689

Expenses:
Cost of products	10,420	4,200	29,845	33,612
Selling, general and administrative expenses	3,953	2,683	14,577	12,792
Total expenses	14,373	6,883	44,422	46,404

Operating (loss) income	(4,951)	343	(5,027)	4,285

Other income (expense):
Interest income	14	5	46	9
Gain on sale of available-for-sale securities	546	-	1,833	-
Legal settlement	(1,436)	-	(1,436)	-
Gain (loss) on disposal of property, plant and equipment	(1)	-	(95)	-
Other (expense) income	41	(30)	(106)	(22)

(Loss) income before income taxes	(5,787)	318	(4,785)	4,272

Discrete tax item (expense) - impact of tax reform	(665)	-	(665)	-
Income tax benefit (expense)	2,177	(226)	1,824	(1,583)

Net (loss) income	$(4,275)	$92	$(3,626)	$2,689

Net (loss) earnings per share - basic	$(0.31)	$0.01	$(0.27)	$0.20
Net (loss) earnings per share - diluted	$(0.31)	$0.01	$(0.27)	$0.19

Weighted average common shares outstanding, basic	13,691	13,733	13,625	13,735
Weighted average common shares outstanding, diluted	13,691	13,816	13,625	13,823

RELM WIRELESS CORPORATION
Condensed Consolidated Balance Sheets
(In Thousands, Except Share Data)

	December 31,	December 31,
	2017	2016
ASSETS
Current assets:
Cash and cash equivalents	$7,147	$10,910
Available-for-sale securities	9,184	-
Trade accounts receivable, net	5,524	3,448
Inventories, net	14,358	13,999
Prepaid expenses and other current assets	772	1,410
Total current assets	36,985	29,767

Property, plant and equipment, net	2,201	2,486
Available-for-sale securities	-	6,472
Deferred tax assets, net	3,317	3,418
Other assets	298	401

Total assets	$42,801	$42,544

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$5,971	$1,973
Accrued compensation and related taxes	1,364	2,193
Accrued warranty expense	1,389	650
Accrued other expenses and other current liabilities	1,159	169
Dividends payable	273	1,235
Deferred revenue	157	142
Total current liabilities	10,313	6,362

Deferred revenue	481	408
Total liabilities	10,794	6,770

Commitments and contingencies

Stockholders' equity:

Preferred stock; $1.00 par value; 1,000,000 authorized shares, none issued or outstanding.	-	-
Common stock; $0.60 par value; 20,000,000 authorized shares; 13,844,584 and 13,754,749 issued and outstanding shares at December 31, 2017 and 2016, respectively.	8,307	8,253
Additional paid-in capital	25,642	25,382
Accumumulated (deficit) earnings	(5,450)	240
Accumulated other comprehensive income	4,318	2,061
Treasury Stock, at cost 192,094 and 30,422 shares at December 31, 2017 and 2016, respectively	(810)	(162)
Total stockholders' equity	32,007	35,774

Total liabilities and stockholders' equity	$42,801	$42,544